UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2016

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control Registrant.

(a) As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2016, pursuant to the Purchase and Sale Agreement, dated as of May 26, 2016 (the “Purchase Agreement”), by and among The Traxis Group B.V., a limited liability company existing under the laws of the Netherlands (“Traxis”), ASP BB Holdings LLC, a Delaware limited liability company (“ASP”), and Blue Bird Corporation (the “Company”), Traxis agreed to sell and ASP agreed to purchase all of the 12,000,000 shares of common stock, par value $0.0001 (the “Common Stock”), of the Company owned by Traxis (the “Transaction Shares”).

On June 3, 2016, the Initial Closing (as defined in the Purchase Agreement) occurred, as a result of which ASP acquired 7,000,000 Transaction Shares for an amount in cash equal to $10.10 per share. On June 8, 2016, the Second Closing (as defined in the Purchase Agreement) occurred, as a result of which ASP acquired the remaining 5,000,000 Transaction Shares subject to the Purchase Agreement for an amount in cash equal to $11.00 per share. The source of funds used by ASP to acquire all of the Transaction Shares was cash on hand. As of June 8, 2016, ASP beneficially owned approximately 57% of the outstanding common stock of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2016, Chan Galbato and Dev Kapadia each signed a resignation letter on June 2, 2016, in which he agreed to resign as a director of the Company, both letters effective as of the Second Closing. At the request of ASP, Mr. Galbato withdrew his resignation letter on June 7, 2016 with respect to his serving as a director, but not with respect to his serving as Chairman of the Board. The effective date of Mr. Kapadia’s resignation as a director, and Mr. Galbato’s resignation as the Chairman of the Board, is June 8, 2016. ASP also has the right to appoint one additional designee to the Board to fill the vacancy created by Mr. Kapadia’s resignation.

Item 8.01	Other Events.

On June 8, 2016, the Company issued a press release announcing the Second Closing and consummation of the Purchase and Sale Agreement, a copy of which release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated June 8, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	June 8, 2016	By:	/s/ Paul Yousif
Paul Yousif
Vice President of Legal Affairs / Corporate Treasurer / Corporate Secretary